CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each of the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in each of the Statements of Additional Information, each dated April 30, 2026, and each included in this Post-Effective Amendment No. 327 on the Registration Statement (Form N-1A, File No. 333-30810) of State Street Institutional Investment Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports, dated February 26, 2026, with respect to State Street Aggregate Bond Index Fund, State Street Aggregate Bond Index Portfolio, State Street Emerging Markets Equity Index Fund, State Street Equity 500 Index Fund, State Street Equity 500 Index II Portfolio, State Street Global All Cap Equity ex- U.S. Index Fund, State Street Global All Cap Equity ex- U.S. Index Portfolio, State Street Hedged International Developed Equity Index Fund, State Street Institutional Treasury Money Market Fund, State Street Institutional Treasury Plus Money Market Fund, State Street Treasury Obligations Money Market Fund, State Street Small/Mid Cap Equity Index Portfolio, State Street Small/Mid Cap Equity Index Fund, State Street Target Retirement Fund, State Street Target Retirement 2025 Fund, State Street Target Retirement 2030 Fund, State Street Target Retirement 2035 Fund, State Street Target Retirement 2040 Fund, State Street Target Retirement 2045 Fund, State Street Target Retirement 2050 Fund, State Street Target Retirement 2055 Fund, State Street Target Retirement 2060 Fund, State Street Target Retirement 2065 Fund, State Street Target Retirement 2070 Fund, State Street Institutional U.S. Government Money Market Fund, State Street Balanced Index Fund, State Street Federal Government Money Market Fund, State Street Federal Treasury Money Market Fund, State Street Federal Treasury Plus Money Market Fund (collectively, the “Funds”) (twenty-nine of the funds constituting State Street Institutional Investment Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

April 24, 2026